Exhibit 10.10

FORM OF
REGAL-BELOIT CORPORATION
2003 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD

[Participant Name]

You have been granted an award of Restricted Stock Units (an “Award”) under the Regal-Beloit Corporation 2003 Equity Incentive Plan (the “Plan”) with the following terms and conditions:

Grant Date:	[Date]
Number of Restricted Stock Units:	[Number of Units]
Vesting Schedule:
One hundred percent (100%) of your Restricted Stock Units will vest on the [_____] anniversary of the Grant Date. Upon your termination of employment or service, you will forfeit the Restricted Stock Units that have not yet vested.

Issuance of Shares:	As soon as practicable after your Restricted Stock Units vest, the Company will issue in your name a number of Shares equal to the number of Restricted Stock Units that have vested.
Change of Control:
Upon a Change of Control, the Restricted Stock Units shall vest in full and you shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive in exchange for the surrender of the Shares you receive upon vesting of your Restricted Stock Units an amount of cash equal to the Fair Market Value of such Shares.

Transferability of Shares:
By accepting this Award, you agree not to sell any Shares acquired under this Award at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

Rights as Shareholder:
You will not be deemed for any purposes to be a shareholder of the Company with respect to any of the Restricted Stock Units unless and until Shares are issued therefor upon vesting of the units. Accordingly, prior to Shares being issued to you upon vesting of the Restricted Stock Units, you may not exercise any voting rights and you will not be entitled to receive any dividends, dividend equivalent payments and other distributions paid with respect to any such Shares underlying the Restricted Stock Units.

Transferability of Award:	You may not transfer or assign this Award for any reason, other than under your will or as required by interstate laws. Any attempted transfer or assignment will be null and void.
Tax Withholding:
To the extent that the vesting of the Restricted Stock Units results in income to you for Federal, state or local income tax purposes, you shall deliver to the Company at the time the Company is obligated to withhold taxes in connection with such vesting, such amount as the Company requires to meet the minimum statutory withholding obligation under applicable tax laws or regulations, and if you fail to do so, the Company has the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations. You may satisfy the withholding requirement, in whole or in part, in cash or by electing to have the Company withhold for its own account that number of Shares otherwise deliverable to you upon vesting of the Restricted Stock Units having an aggregate Fair Market Value equal to the minimum statutory total tax that the Company must withhold in connection with the vesting of such units.  Your election must be irrevocable, in writing, and submitted to the Secretary of the Company before the applicable vesting date.  The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to you in cash.

Miscellaneous:
• As a condition of the granting of this Award, you agree, for yourself and your legal representatives or guardians, that this Agreement shall be interpreted by the Administrator and that any interpretation by the Administrator of the terms of this Agreement or the Plan and any determination made by the Administrator pursuant to this Agreement shall be final, binding and conclusive.

• This Agreement may be executed in counterparts.

This Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Plan.  Additional provisions regarding your Award and definitions of capitalized terms used and not defined in this Award can be found in the Plan.

BY SIGNING BELOW AND ACCEPTING THIS RESTRICTED STOCK UNIT AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN.  YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN.

REGAL-BELOIT CORPORATION

By: __________________                                       ____________________________________
Authorized Officer                                                               Participant

____________________________________
Date